                                                                   EXHIBIT 3.25B


                                     BY-LAWS
                                       OF
                           SOUTHERN COPY SYSTEMS, INC.

                                    ARTICLE I

                             Meeting of Stockholders

      SECTION 1. Place of Meeting. All meetings of stockholders of SOUTHERN COPY SYSTEMS, INC., (referred to as the Corporation), shall be held at the principal office of the Corporation in Auburn, Alabama, or at such other place, either within or, if the consent of the majority of the stockholders shall have been obtained, without the State of Alabama, as may from time to time be fixed by the Board of Directors of the Corporation (herein referred to as the Board).

      SECTION 2. Annual Meetings. Each annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at 10:00 a.m. in the forenoon on the second Wednesday in January in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), commencing in the year 1986.

      SECTION 3. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders, for any purpose or purposes, may be called by the President or by the Board, and shall be called whenever one or more stockholders who are entitled to vote and who hold at least 10% of the capital stock issued and outstanding shall make written application therefore to the Secretary stating the time, place and purpose of the meeting called for.

      SECTION 4. Notice of Meeting. Except as otherwise provided by law and these By-Laws, written notice of the time, place and purpose of each meeting of stockholders shall be delivered not less than ten nor more than fifty days before such meetings, to each stockholder entitled to vote thereat personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address as it appears on the records of the Corporation. Notice need not be given to any stockholder who shall attend such meeting in person or by proxy or who shall waive notice thereof as provided in Article X of these By-Laws. Notice of any adjourned meeting need not be given except when expressly required by law.

      SECTION 5. Quorum. At any meeting of stockholders, a majority in interest of the issued and outstanding stock of the Corporation, present in person or represented by proxy at


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such meeting, shall constitute a quorum, except as otherwise provided by law or by the Articles of Incorporation as from time to time amended. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy may adjourn such meeting from time to time without further notice, provided that no one adjournment shall be for a period in excess of sixty days. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 6. Voting. Unless otherwise provided by the Articles of Incorporation, each stockholder shall, at each meeting of the stockholders, be entilted to one vote in person or by proxy appointed by instrument in writing subscribed by such stockholder, or by his duly authorized attorney, for each share of the capital stock of the Corporation held by him and registered in his name on the books of the Corporation at the date of such meeting if no record date for the determination of stockholders entitled to notice of and to vote at such meeting shall have been fixed. Any person holding stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give a proxy to vote the same, at all meetings of stockholders. Any persons whose stock is pledged shall be entitled to vote thereon so long as said stock remains in his name on the books of the corporation, except that, if the pledgor shall have expressly empowered the pledgee to vote thereon and written notice, signed by the pledgor and the pledgee, setting forth such delegation, shall have been served upon the Corporation at least three days prior to the date on which such stock is to be voted, only the pledgee or his proxy shall be entitled to vote thereon. Shares of stock of the Corporation belonging to it shall not be voted, directly or indirectly.

      SECTION 7. Conduct of Meetings. Each meeting of stockholders shall be presided over the the President, or if the President shall not be present, by one of the Vice-Presidents. In the absence of all of the officers aforesaid, a chairman shall be chosen by the vote of a majority in voting interest of those stockholders present in person or represented by proxy. The Secretary of the Corporation, or if he shall not be present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary shall be present, a Secretary shall be appointed by the chairman of the meeting.


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                                   ARTICLE II

                               Board of Directors

      SECTION 1. Number, Term, and Election. The property, business, and affairs of the Corporation shall be managed by the Board as from time to time constituted. The Board shall consist of not less than one (1) director. In case the number of directors shall be increased at any time within the provisions of the Articles of Incorporation, the additional directors to fill the vacancies caused by such increase may be elected in accordance with the provisions of
Section 4 of Article IV of these By-Laws. Each stockholder entitled to vote at any election of directors shall have the right to nominate persons to be voted upon. At all meetings of stockholders of the election of directors at which a quourm shall be present, the persons receiving a plurality of the votes cast shall be elected directors. The term of office of each director shall be from the time of his election and qualification until the annual meeting of stockholders next succeeding his election and until his successors shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

      SECTION 2. Compensation. By resolution of the Board, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

      SECTION 3. Place of Meeting. The Board may hold its meeting at such place or places, either within or without the State of Alabama, as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 4. First Meeting. After each annual election of directors, on the same day and at the conclusion of the meeting of the stockholders at which such election shall be held, and at the place where such election shall be held, the newly elected Board of Directors shall meet for the purposes of organization, the election of officers of the Corporation, and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

      SECTION 5. Regular Meetings. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board and at


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the time in effect. Notice of any such regular meeting need not be given.

      SECTION 6. Special Meetings. Special meetings shall be held whenever called by the President, or by the Secretary at the request of any director. Notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his address or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Except as otherwise specifically provided by law or by these By-Laws, notices or waivers of notice of any meeting of the Board need not contain any statement of the purposes of the meeting.

      SECTION 7. Quorum. At each meeting of the Board the presence of a majority of the full number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business. Any act of a majority of the directors present at which a quorum shall be present shall be the act of the Board, except as may be otherwise specifically provided by law or these By-Laws. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

      SECTION 8. Indemnification of Directors and Officers. Each director and officer, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a director or officer of the Corporation, such expenses to include the cost of reasonable settlements (other than the amounts paid to the Corporation itself) made with a view to curtailment of costs of litigation. The Corporation shall not, however, indemnify any director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performances of his duty as such director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive


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of other rights to which any director or officer may be entitled as a matter of law.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

     SECTION 1.  Principal Officers. The principal officers of the Corporation
     ----------
shall be a President, one or more Vice-Presidents, a Secretary, and a Treasurer; and there may be in additions such subordinate officers, agents, and employees, as shall be appointed in accordance with the provisions of Section 3 of this
Article III. One person may hold any two officers, the duties of which do not conflict. The Board may require any such officers, agents or employee to give security for the faithful performance of his duties.


     SECTION 2.  Election, Term of Officer, and Qualification. The principal
     ----------
officers of the Corporation shall be elected annually by the Board at the first meeting thereof in each year after the annual election of directors, each such principal officer to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

     SECTION 3.  Subordinate Officers, etc. The Board may appoint such other
     ----------
officers, agent, and employees as the Board may deem necessary or advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in three By-Laws or as the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint any such additional officers, agents, or employees.

     SECTION 4.  The President. The President shall be the Chief executive
     ----------
officer of the Corporation and shall have general supervision over its business, subject to the control of the Board. He shall preside at each meeting of the stockholders and the Board. He shall see that all orders and resolutions of the Board are carried into effect. He may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates of stock of the Corporation; and he may sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments, authorized by the Board, except in cases where the signing, execution or delivery shall be expressly delegated by the Board or these By-Laws to some other officer or agent of the Corporation or where any thereof shall be required by law otherwise to be signed, executed or delivered. In general, he shall perform

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all duties incident to the office of the President and such other duties as may from time to time be assigned to him by the Board.

      SECTION 5. Vice-Presidents. Each Vice-President shall have such powers and perform such duties as the Board may from time to time prescribe. Any Vice-President may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, cerificates of stock of the Corporation. The Board may elect, or designate one of the Vice-Presidents as an Executive Vice-Prsident, who shall be the senior Vice-President. At the request of the President, or in case of his absence or inability to act, the Vice-President, if there shall be more than one Vice-President then in office, the Executive Vice-President, that one of the Vice-Presidents who shall be designated for the purpose by the Board or the President, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

      SECTION 6. The Treasurer. The Treasurer shall be chief financial accounting officer of the Corporation. He shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep or cause to be kept, and shall be responsible for the keeping of, correct and adequate records of the assets, liabilities, business and transactions of the Corporation, and at all reasonable times shall exhibit such records to any of the Directors upon application at the office of the Corporation where such records are kept. He shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks, trust companies, or other depositaries as may be designated by the Board; he shall disburse the funds of the Corporation as may be ordered by the Board, based upon proper vouchers for such disbursements, shall be responsible for the preparation and filing of all reports relating to or based upon the books and records of the Corporation kept by him or under his direction, and shall render to the Board of the President, whenever the Board or the President may require him to do so, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; he may sign, with the President or any Vice-President, certificates of stock of the Corporation; and, in general, he shall perform all the duties incident to the office of the Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

      SECTION 7. Assistant Treasurer. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer, or, if there shall be more than one, that one of the Assistant Treasurers who shall be designated by the Treasurer or the Board, shall perform the duties of the Treasurer,


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and when so acting, shall have all the powers of, and be subject to all restrictions upon the Treasurer. The Assistant Treasurer shall assist the Treasurer in the performance of his duties as directed by him, and shall perform such other duties as may from time to time be assigned to him by the Board, the President or the Treasurer.

      SECTION 8. The Secretary. The Secretary shall act as Secretary of, and keep the minutes of, all meetings of the Board and the stockholders, he shall see that all notices are duly given in accordance with these By-Laws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all certificates for shares of stock of the Corporation and shall affix and attest the seal to all documents, the execution of which on behalf of the Corporation under its shall shall have been specifically or generally authorized by the Board; he shall have charge of the stock book and also of the other books, records, and papers of the Corporation relating to its organization as a Corporation, and shall see that all reports, statements, and other documents required by law are properly kept or filed by the Treasurer; he may sign, with the President or any Vice-President, certificates of stock of the Corporation; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or the President.

      SECTION 9. Assistant Secretaries. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary, or, if there shall be more than one, that one of the Assistant Secretaries who shall be designated by the Secretary or the Board, shall perform the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall assist the Secretary in the performance of his duties as directed by him, and shall perform such other duties as may from time to time be assigned to them by the Board, the President, or the Secretary.

      SECTION 10. Salaries. The salaries of the officers of the Corporation, if any, shall be fixed from time to time by the Board, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board; but none thereof who shall also be a member of the Board shall have any vote in the determination of the amount of the salary or compensation that shall be paid to him.

      Any payment made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole


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or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE IV

                       Removal, Resignations and Vacancies

      SECTION 1. Removal of Directors. Any director of the Corporation may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of two-thirds of the shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting.

      SECTION 2. Removal of Officers. Any officer of the Corporation may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at a special meeting thereof called for the purpose, or, except in the case of an officer elected or appointed by the Board, by any principal officer upon whom such power of removal may be conferred by the Board.

      SECTION 3. Resignation. Any director or officer of the Corporation may at any time resign as such director or officer by giving written notice of his resignation and shall take effect at the time specified therein, or if no time be specified therein, at the time of the receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4. Vacancies. Vacancies in the Board, whether caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining members of the Board if such remaining members constitute a quorum or by the stockholders of the Corporation at a special meeting called for the purpose, of which meeting notice shall be given as provided in Section 4 of Article I of these By-Laws. Each director so elected shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinbefore


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provided. Any vacancy in the office of any officer, whether caused by death, resignation, removal, disqualification, or any other cause, may be filled for the unexpired portion of the term by the Board at any regular or special meeting thereof or, in the case of a subordinate officer, by the principal officer possessing the power to appoint such officer under an outstanding delegation from the Board.

                                    ARTICLE V

                Contracts, Loans, Checks, Drafts, Deposits, Etc.

      SECTION 1. Execution of Contracts. Except as otherwise provided by law or these By-Laws, the Board may authorize any officer or agent of the Corporation, in the name and on behalf of the Corporation, to enter into any contract or to sign, execute, or deliver any contract or other instrument, and such authority may be general or confined to specific instances; and unless authorized by the Board or these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit, or to render it pecunicarily liable for any purpose or to any amount.

      SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name; unless authorized by resolution of the Board. To the extent permitted by law, when authorized by the Board to do so, advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, Corporation, or individual, and for such loans or advances may make, execute, and deliver promissory notes, bonds, debentures, or other obligations of the Corporation, and may pledge, hypothecate, or transfer any security for any such loans or advances. Such authority may be general or confined to specific instances.

      SECTION 3. Checks, Drafts, Etc. All checks, drafts, and other orders for the payment of monies out of the funds of the Corporation and all notes and other obligations, of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      SECTION 4. Deposits. All funds not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board may select or as may be selected by any officer or agent of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the President, any Vice-President, the Treasurer, the Secretary, or any other officer, agent or employee of the


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Corporation to whom such power may be delegated by the Board, may endorse, assign, and deliver checks, drafts, and other orders for the payment of monies which are payable to the order of the Corporation.

      SECTION 5. Proxies. Unless otherwise provided by resolution of the Board, the President may from time to time appoint any attorney or agent, in the name and on behalf of the Corporation, to cast as the holder of stock or other securities in any other corporation any of whose stock or other securites may be held by the Corporation, at meetings of the holders of stock or other securities of such other Corporation, or to consent in writing, in the name and on behalf of the Corporation as such holder, to any action by such other Corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premies.

                                   ARTICLE VI

                              Shares and Dividends

      SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate and a new one may be issued therefore upon such terms and idemnity to the Corporation as the Board may prescribe.

      SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the


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books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      SECTION 3. Dividends, Surplus. Subject to the provisions of the Articles of Incorporation and to the extent permitted by law, the Board may declare dividends on the shares of capital stock of the Corporation at such time and in such amounts as, in his opinion, the condition of the affairs of the Corporation shall render advisable; provided, however, that no dividend shall be declared when the Corporation is insolvent or when the payment of such dividend would render it insolvent or would diminish the amount of its capital stock. Subject to the provisions of the Articles of Incorporation, the Board may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any of the shares of its capital stock or any of its promissory notes, bonds, debentures, or other obligations.

                                   ARTICLE VII

                                Offices and Books

      SECTION 1. Offices. The principal office of the Corporation in the State of Alabama shall be as specified in the Articles of Incorporation. The Board may from time to time establish other offices for the Corporation or branches of its business at such place or places, within or without the State of Alabama, as shall seem to it expedient.

      SECTION 2. Books. There shall be kept at the principal office of the Corporation correct books of account of all the business and transactions of the Corporation and a copy of all these By-Laws. There shall be kept at said office the original stock ledger, or a duplicate thereof, which shall contain the names of all persons who are stockholders of the Corporation, their addresses, and the number of shares held by each of them. The Board from time to time shall fix reasonable times and places for the inspection of the books, records, and papers of the corporation, or any of them, by the stockholders; and no stockholder shall have any right to inspect any book, record, or paper of the Corporation except at such times and places.

                                  ARTICLE VIII

                                      Seal

      The corporate seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the inscription "Corporate Seal, Alabama."


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                                   ARTICLE IX

                                   Fiscal Year

      The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                    ARTICLE X

                                Waiver of Notice

      Whenever any notice whatever is required to be given by law, the Articles of Incorporation, or these By-Laws, the person entitled thereto may, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph or cable, at, or after such meeting; nor need such notice be given if the person entitled thereto shall be present in person, or, in the case of a meeting of stockholders, be present in person or represented by proxy, at such meeting.

                                 ARTICLE XI

                                 Amendments

      Except as expressly otherwise provided by law, the Articles of Incorporation or herein, these By-Laws, or any of them, may be altered, amended, or repealed, or new By-Laws may be made, at any annual or special meeting of stockholders, or at any regular or special meeting of the Board, by vote of a majority of the whole board, provided that the proposed action in respect thereof shall be stated in notice of such meeting or in a waiver of notice thereof. By-Laws made, altered, or amended by the Board shall be subject to alteration, amendment, or repeal by the stockholders.

      I, the undersigned Director of SOUTHERN COPY SYSTEMS, INC., hereby certify that the foregoing By-Laws were adopted by the stockholders and the Directors of the Corporation on this the 31st day of January, 1985.


                                          /s/ Edward Segrest Patridge
                                          ----------------------------------
                                          EDWARD SEGREST PATRIDGE
                                          President

/s/ Daniel Schorsten
----------------------------------
DAN SCHORSTEN, Secretary/Treasurer

                  Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.


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